AMENDMENT NO. 14

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (the “Corporation”) hereby agree that the Administrative Services Agreement, dated January 1, 2009, as amended, between TFL and the Corporation (the “Agreement”), is hereby amended this 1st day of April 2025, to reflect the following changes to Schedule A: (i) removal of Thrivent Low Volatility Equity Portfolio and Thrivent Multidimensional Income Portfolio, which merged into Thrivent Global Stock Portfolio and Thrivent Opportunity Income Plus Portfolio, respectively, effective July 26, 2024; and (ii) name changes of the following Portfolios effective April 30, 2025: Thrivent Balanced Income Plus Portfolio will be named Thrivent Dynamic Allocation Portfolio, Thrivent Diversified Income Plus Portfolio will be named Thrivent Conservative Allocation Portfolio, Thrivent Opportunity Income Plus Portfolio will be named Thrivent Multisector Bond Portfolio, Thrivent International Allocation Portfolio will be named Thrivent International Equity Portfolio, and Thrivent Limited Maturity Bond Portfolio will be named Thrivent Short-Term Bond Portfolio. A revised Schedule A is attached hereto.

THRIVENT SERIES FUND, INC.

By:	/s/ Michael W. Kremenak
Michael W. Kremenak
President

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Sarah L. Bergstrom
Sarah L. Bergstrom
Vice President, Chief Accounting Officer/Treasurer – Mutual Funds

SCHEDULE A

(Dated April 1, 2025)

1.	Thrivent Aggressive Allocation Portfolio
2.	Thrivent All Cap Portfolio
3.	Thrivent Conservative Allocation Portfolio
4.	Thrivent Dynamic Allocation Portfolio
5.	Thrivent Emerging Markets Equity Portfolio
6.	Thrivent ESG Index Portfolio
7.	Thrivent Global Stock Portfolio
8.	Thrivent Government Bond Portfolio
9.	Thrivent Healthcare Portfolio
10.	Thrivent High Yield Portfolio
11.	Thrivent Income Portfolio
12.	Thrivent International Equity Portfolio
13.	Thrivent International Index Portfolio
14.	Thrivent Large Cap Growth Portfolio
15.	Thrivent Large Cap Index Portfolio
16.	Thrivent Large Cap Value Portfolio
17.	Thrivent Mid Cap Growth Portfolio
18.	Thrivent Mid Cap Index Portfolio
19.	Thrivent Mid Cap Stock Portfolio
20.	Thrivent Mid Cap Value Portfolio
21.	Thrivent Moderate Allocation Portfolio
22.	Thrivent Moderately Aggressive Allocation Portfolio
23.	Thrivent Moderately Conservative Allocation Portfolio
24.	Thrivent Money Market Portfolio
25.	Thrivent Multisector Bond Portfolio
26.	Thrivent Real Estate Securities Portfolio
27.	Thrivent Short-Term Bond Portfolio
28.	Thrivent Small Cap Growth Portfolio
29.	Thrivent Small Cap Index Portfolio
30.	Thrivent Small Cap Stock Portfolio